Exhibit A

MUTUAL FUND SERIES TRUST

CLASS C MASTER DISTRIBUTION PLAN

AMENDMENT 12

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

America First Quantitative Strategies Fund

Catalyst Value Fund

Catalyst Strategic Value Fund

Catalyst Large Cap Value Fund

Catalyst International Value Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Listed Private Equity Plus Fund

Vista Capital Appreciation Fund

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Compass EMP Alternative Strategies Fund

Eventide Gilead Fund

Day Hagan Tactical Allocation Fund of ETFs

Camelot Premium Return Fund

JAG Large Cap Growth Fund

Mutual Fund Series Trust

Dated as of November 29, 2011

By: /s/ Jerry Szilagyi

      Jerry Szilagyi, Trustee